POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints GERRY B. CAMERON, STEVEN P. ERWIN, DWIGHT V. BOARD, and SHERYL W. DAWSON, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place, and stead, in any and all such person's capacities with U. S. Bancorp, an Oregon corporation, to sign a registration statement on Form S-4 relating to an offer by U. S. Bancorp Capital I to exchange its 8.27% Capital Securities, Series B, for its 8.27% Capital Securities, Series A, each in an aggregate liquidation amount of $300,000,000, and the related exchange offer by U. S. Bancorp with respect to its 8.27% Junior Subordinated Deferrable Interest Debentures due December 15, 2026, and its guarantee relating to the Capital Securities, Series B, to be issued by U. S. Bancorp Capital I, together with any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing and to execute any and all instruments which they or each of them deem necessary or desirable in connection with said registration statement as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in one or more counterparts, which taken together shall constitute one and the same original.

                  IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 15th day of April, 1997.

      Signature                                        Title
      ---------                                        -----

/s/ Gerry B. Cameron                      Chairman of the Board and Chief
Gerry B. Cameron                          Executive Officer and Director


/s/ Steven P. Erwin                       Executive Vice President and Chief
Steven P. Erwin                           Financial Officer


/s/ Harry Bettis                          Director
Harry Bettis


/s/ Carolyn Silva Chambers                Director
Carolyn Silva Chambers

/s/ Franklin G. Drake                     Director
Franklin G. Drake


/s/ Robert L. Dryden                      Director
Robert L. Dryden


/s/ John B. Fery                          Director
John B. Fery


/s/ Joshua Green III                      Director
Joshua Green III


/s/ Allen T. Noble                        Director
Allen T. Noble


/s/ Paul A. Redmond                       Director
Paul A. Redmond


/s/ N. Stewart Rogers                     Director
N. Stewart Rogers


                                          Director
Benjamin R. Whiteley